7th November 2001

To: Harrell Hospitality Group Inc (the "Borrower")

16475 Dallas Parkway

Suite 410

Addison

Texas 75001

United States

Dear Sirs

We offer to place at your disposal a loan of GBP103,000 (one hundred and three thousand pounds) (the "Loan") on the following terms and conditions.

1. DEFINITIONS

  "Charged Property" means the Shares and all dividends and other distributions and interest paid or payable in connection therewith after
  The date hereof;
    "Indebtedness" means the Loan together with all interest thereon and all
    Other sums whether actual or contingent now or hereafter
    Due owing or incurred from the Borrower to the Lender;
      "Shares" means 4,215,000 of 1p each held by the Borrower in
      Energy Technique plc, company registered number
      00013273
        "The Borrower" Harrell Hospitality Group Inc
          "The Lender" Netcentric Systems plc
            2. DRAWINGS
              The Borrower shall draw and the Lender shall advance the Loan.
                3. REPAYMENT
                  The Borrower shall repay the Loan together with all Indebtedness on demand subject to 90 days notic. The term of the loan is for an initial period of 12 months. The Borrower may repay the loan at any time with no termination penalty subject to payment of all outstanding interest a the date of repayment.
                      4. INTEREST
                      4.1 Interest at the rate of 25 per cent per annum shall accrue on the Loan and calculated both before and after demand or judgement on a daily basis and a year of 365 days. Such interest to be paid as to 6 percent cash quarterly in arrears and
                      19 percent by an issue to the lender of Harrell Hospitality Group Inc. $0.002 Class
                      A Common Stock issued in an unregistered transaction, also, payable quarterly in
                      Arrears.
                        4.2 On the repayment of the Loan, all accrued interest shall be paid.
                          5. UNDERTAKINGS
                            5.1 The Borrower will:
                              5.1.1 for so long as the Indebtedness remains owing by the Borrower to the Lender keep the Lender informed to such extent and in such form and detail as the Lender may from time to time require;
                                5.1.2 not, without the prior written consent of the Lender sell, transfer, lend or otherwise dispose of (in any such case otherwise than in the ordinary course of trading) the whole or any substantial part of its business or assets or make any change in the nature of the business of the Borrower for the time being and from time to time.
                                  5.2 The Borrower warrants that it has the power to enter into and carry out the terms of this letter.
                                    6. SECURITY
                                      6.1 The Borrower with full title guarantee and as beneficial owner and to the intent that the security so constituted shall be a continuing security for the payment and discharge of the indebtedness hereby charges to the Lender by way of a first fixed charge the Charged Property
                                        6.2 The Borrower warrants that it is the legal and beneficial owner of the Shares free from any mortgage, charge or security interest and the Shares are not subject to any trust or rights of any other person nor are there any arrangements or agreements which restrict the exercise of the rights attaching to the Shares.
                                          6.3 The Borrower shall not, without prior written consent of the Lender:
                                            6.3.1 create, grant or permit to exist over all or part of the Charged Property (or any interest therein) any mortgage, pledge, lien, charge or security (save as created by this Letter) whether ranking prior to, pari passu with or behind the security contained in this Letter; nor
                                              6.3.2 sell, transfer or otherwise dispose of any of the Charged Property (or any interest therein) or attempt or agree to do any of the same; nor
                                                6.3.3 permit any person other than the Borrower to be registered as or become the holder of the Charged Property.
                                                  6.4 The Borrower undertakes with the Lender that forthwith upon execution of this Letter to procure that there are deposited with the Lender by way of security (i) all deeds, certificates and other documents constituting or evidencing title to the Charged Property or any part thereof; (ii) undated stock transfer forms(s) or such other documents as may be necessary to transfer title to the Charged Property to the Lender or its nominees, duly executed by the Borrower; and (iii) such other documents relating to the Charged Property as the Lender shall require.
                                                    6.5 If, in the opinion of the Lender, there is a material adverse event or change affecting the Borrower or any of the Charged Property or Energy Technique plc then all and any dividends and other distributions accruing on or deriving from the Shares (notwithstanding that they may have accrued in respect of an earlier period) shall:
                                                      6.5.1 if received by the Borrower (or any nominee of the Borrower) be held on trust and forthwith paid an transferred to the Lender; and
                                                        6.5.2 when and if received by the Lender (or its nominee) shall form part of the Charged Property and be held by the Lender on the terms of this Letter as additional security (and, if cash, be paid into a deposit account and may be applied by the Lender at any time and from time to time thereafter in or towards the discharge of the Indebtedness, as the Lender thinks fit).
                                                          7. ENFORCEMENT
                                                            7.1 The security created by this Letter shall become enforceable by the Lender giving notice to the Borrower demanding payment or discharge by the Borrower of all or any of the Indebtedness pursuant to clause 3 and at any time thereafter the Lender may:
                                                              7.1.1 exercise without further notice and without the restrictions contained in Section 103 of the Law of Property Act 1925 or applicable law all the powers and rights which may be exercisable by the registered holder of the Shares and all the powers conferred on mortgagees by the Law of Property Act 1925 (as varied and extended hereby) or applicable law and all the powers and discretions conferred by this Letter; and
                                                                7.1.2 apply any dividends, interest or other payments which may be received or receivable by the Lender or any nominee in respect of the Shares as though they were proceeds of sale.
                                                                  8. The borrower will reimburse the Lender on demand for all expenses (including legal expenses) and all VAT thereon incurred by the Lender in connection with the negotiation, preparation and signature of this Letter, and will reimburse the Lender on demand for all expenses (including legal expenses) and all VAT thereon incurred by the Lender in suing for or recovering any sum due to the Lender under this Letter or otherwise in protecting or enforcing its rights under this Letter.
                                                                    9. NOTICES
                                                                      9.1 Any notice or other communication required to be given hall be addressed and delivered to the Lender and the Borrower at their registered office or, in either such case, at such other address as may be notified by one party to the other from time to time for this purpose.
                                                                        9.2 A notice shall be deemed to have been duly given:
                                                                          9.2.1 if sent by first class prepaid post within the United Kingdom, two weekdays after the time when the demand was put in the post (and in proving delivery it shall be sufficient to prove that the same was properly addressed and put in the post); or
                                                                            9.2.2 if sent by airmail, five weekdays after the time when the demand was put in the post (and in proving delivery it shall be sufficient to prove that the same was properly addressed and put in the post); or
                                                                              9.2.3 if sent by fax, at the time of dispatch.
                                                                                10. ASSIGNMENT
                                                                                  The Borrower may not assign or transfer any of its rights or obligations under this Letter without the prior written concent of the Lender.
                                                                                    11. LAW
                                                                                      This Letter and the contract arising out of the Borrower's acceptance of the facility on the terms and conditions set out in this Letter, shall be governed by and construed in all respects in accordance with the laws of England.
                                                                                          Yours faithfully
                                                                                              //Stephen Komlosy//
                                                                                              For and on behalf of
                                                                                              NETCENTRIC SYSTEMS PLC
                                                                                                  We accept the Loan on the terms and conditions set out in this Letter.
                                                                                                      //Geoffrey G. Dart// //Gerard Thompson//
                                                                                                      for and on behalf of
                                                                                                      HARREL HOSPITALITY GROUP INC